Exhibit 10.01

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
WITH ANIRUDH DEVGAN
THIS SECOND AMENDMENT (this “Second Amendment”) to the Employment Agreement (as defined below) is made and entered into effective as of the last date on the signature page hereto by and between Cadence Design Systems, Inc. (the “Company”) and ANIRUDH DEVGAN (“Executive”).
WITNESSETH
WHEREAS, the Company and Executive are parties to that certain Employment Agreement effective March 16, 2015 and First Amendment to Employment Agreement (the “First Amendment”) effective November 16, 2017 (as amended by the First Amendment, the “Employment Agreement”) pursuant to which Executive is employed by the Company;
WHEREAS, the Company and Executive desire to amend the Employment Agreement to reflect changes to certain severance provisions; and
WHEREAS, all terms capitalized but not defined herein shall have the meanings ascribed to them in the Employment Agreement.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto hereby agree as follows:
1.Effective as of the date hereof, the Employment Agreement is hereby amended as follows:
a.    The Executive’s Base Salary provided pursuant to section 2.1 of the Employment Agreement shall be Five Hundred Fifty Thousand Dollars ($550,000) per year.
b.    The Executive’s annual Target Bonus provided pursuant to section 2.2 of the Employment Agreement shall be one hundred fifteen percent (115%) of Executive’s Base Salary, and shall continue to be governed by the terms of the Bonus Plan and any guidelines thereunder.
c.    Section 4.5(a)(2) of the Employment Agreement is hereby amended by replacing the words and figures “fifty percent (50%)” with “57.5%.”
d.    Clause 6(a)(i) of the form of Executive Transition and Release Agreement attached as Exhibit A to the Employment Agreement is hereby amended by replacing the figure “100%” with the figure “115%”.

2.    Each of the parties hereto hereby confirms that the Employment Agreement (as amended by the First Amendment), except as expressly amended by this Second Amendment, remains in full force and effect.
3.    This Second Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
4.    This Second Amendment shall be governed by the laws of the State of California, without regard to its conflicts of laws principles.
IN WITNESS WHEREOF, the parties have executed this SECOND AMENDMENT on the dates set forth below, to be effective as set forth above.

CADENCE DESIGN SYSTEMS, INC.		EXECUTIVE

By:	/s/ Christina Jones	/s/ Anirudh Devgan
Name:	Christina Jones	Anirudh Devgan
Title:	Senior Vice President Global Human Resources
Date:	March 31, 2020	Date:	March 31, 2020